EXHIBIT 21
UTi WORLDWIDE INC.
LISTING OF SUBSIDIARIES
Details of the consolidated subsidiaries at January 31, 2007 are as follows:

	Country of incorporation	% share holding
UTi Logistics Argentina SA.	Argentina	100
UTI (Aust) Pty Limited	Australia	100
UTi Logistik GmbH	Austria	100
UTi Belgium NV	Belgium	100
UTi Logistics NV	Belgium	100
Maertens Art Packers & Shippers B.V.B.A.	Belgium	100
UTi (Botswana)	Botswana	100
UTi do Brasil Limitada	Brazil	100
Corrib Limited	British Virgin Islands	100
Goddard Company Limited	British Virgin Islands	100
Pyramid Freight (Proprietary) Limited	British Virgin Islands	100
Thomas International Freight Auditors Limited	British Virgin Islands	100
Transnacala Africa Express Ltd.	British Virgin Islands	100
Transtec Ocean Express Holdings Inc.	British Virgin Islands	100
UTi Africa Services Limited	British Virgin Islands	100
UTi Asia Pacific Limited	British Virgin Islands	100
UTi International Inc.	British Virgin Islands	100
UTi Logistics (Proprietary) Limited	British Virgin Islands	100
UTi Networks Inc.	British Virgin Islands	100
UTi Kazakhstan Investments Limited	British Virgin Islands	100
UTi Pharma Limited (formerly Direct Healthcare Distribution Limited)	British Virgin Islands	100
UTi Burundi S.A.R.L.	Burundi	100
UTi, Canada, Inc.	Canada	100
Commerce Customs Brokers and Freight Forwarders Limited	Canada	100
W.J. Bondy Customs Brokers Limited	Canada	100
Ambassador Brokerage Limited	Canada	60
UTi Canada Holdings Inc.	Canada	100
Unigistix Inc.	Canada	100
Span Manufacturing Limited	Canada	100
UTi Chile S.A.	Chile	100
Air & Sea Union Holdings Ltd.	China	100
UTi (China) Ltd.	China	100
UTi Logistics (Shanghai) Company Ltd.	China	100
UTi Hatro Hanse Transport Ltd.	China	100
International Liner Agencies (HK) Ltd.	China	100
Transtec Ocean Express Ltd.	China	100
UTi (HK) Ltd (formerly Union-Transport (HK) Ltd).	China	100
UTi Colcarga Transporte Internacional S.A.	Colombia	100
UTi Colombiana de Carga Internacional S.A.	Colombia	100
UTi Aduanas de Colombia S.A. SIA	Colombia	100
UTi (CZ) s.r.o.	Czech Republic	100
UTi (Dubai) Fze.	Dubai	100
Union-Transport Egypt Limited	Egypt	100
UTi Egypt Limited	Egypt	100
UTi France S.A.R.L.	France	100
UTi Logistics France S.A.R.L.	France	100
UTi Deutschland GmbH	Germany	100
Gerlach Art Packers and Shippers GmbH	Germany	100
Logica GmbH	Germany	100

	Country of incorporation	% share holding
Logica Services GmbH	Germany	100
UTi Administration Limited	Guernsey	100
UTi Hungary Kft.	Hungary	100
Span Europe Hungary Kft.	Hungary	100
UT Worldwide (India) (Pvt) Limited	India	100
IndAir Carriers (Pvt) Ltd.	India	100
PT Union Trans Internusa	Indonesia	65
UTi Ireland Limited	Ireland	100
UTi Eilat Overseas Ltd.	Israel	100
UTi Italy SrL.	Italy	100
UTi Japan K.K.	Japan	100
UTi Jordan Ltd.	Jordan	100
UTi Kazakhstan LLP	Kazakhstan	100
UTi Korea Co Limited	Korea	100
SIA UTi Logistics Latvia	Latvia	100
S.A.R.L. MT Art Services	Luxembourg	51
UTi Malawi Limited	Malawi	100
UTi Worldwide (M) Sdn Bhd.	Malaysia	100
UTi Holdings (Mauritius) Ltd.	Mauritius	100
UTi (Mtius) Limited	Mauritius	100
UTi Logistics Mex. S.A. de CV.	Mexico	100
UTi Services S.A. de C.V.	Mexico	100
Span de Mexico S.A. de C.V.	Mexico	100
UTI Mozambique, Limitada	Mozambique	100
Pyramid Freight (Propriety) Limited	Namibia	100
African Investments BV.	Netherlands	100
Gerlach Art Packers and Shippers BV.	Netherlands	100
TOX Holdings BV.	Netherlands	100
UTi Nederland BV.	Netherlands	100
UTi (Netherlands) Holdings BV.	Netherlands	100
Active Airline Representatives BV.	Netherlands	100
African Investment Holdings NV	Netherlands Antilles	100
TOX Holdings NV	Netherlands Antilles	100
UTi (N.A.) Holdings NV	Netherlands Antilles	100
UTi (N.A.) NV	Netherlands Antilles	100
UTi New Zealand Limited	New Zealand	100
UTi Pakistan (Private) Limited	Pakistan	80
UTi del Peru S.A.	Peru	100
UTi (Global Logistics) Inc.	Philippines	100
UTi (Poland) Sp. Zo.o.	Poland	100
DHD Polska Sp. Zo.o.	Poland	100
Cargoforte Sp. Zo.o.	Poland	100
GSLI-Grupo De Servicos Logisticos Integrados LDA.	Portugal	100
UTI Logistics Romania S.R.L.	Romania	100
UTi Russia B.V.	Russia	100
UTi Worldwide (Singapore) Pte Ltd.	Singapore	100
UTi Slovakia s.r.o.	Slovakia	100
WEST Pharma Logistics, s.r.o.	Slovakia	100
Co-ordinated Investment Holdings (Pty) Ltd.	South Africa	50
Co-ordinated Materials Handling (Pty) Ltd.	South Africa	50
Kite Logistics (Pty) Limited	South Africa	74.9
UTi South Africa (Pty) Limited	South Africa	75
Granat Property Investments (Pty) Limited	South Africa	100
e-Deliveries (Pty) Limited	South Africa	100
Deldevco Properties (Pty) Limited	South Africa	100

	Country of incorporation	% share holding
Marine Link (Pty) Limited	South Africa	100
Portion 118 Rietfontein (Pty) Ltd.	South Africa	100
Chilltrac (Pty) Limited	South Africa	100
International Healthcare Distributors (Pty.) Limited	South Africa	74.9
Sisonke Partnership	South Africa	74.9
Sun Exco Investments (Pty) Limited	South Africa	100
Ilanga Freight (Pty) Ltd.	South Africa	100
UTi CMH Sub Assembly (Pty) Ltd.	South Africa	37.5
Servicios Logisticos Integrados SLI, S.A.	Spain	100
Sistemas Logisticos Internacionales Galia S.L.	Spain	100
Techicos Asesores De Seguros Brokers Correduna De Seguros,S.A.	Spain	100
Union De Servicios Logisticos Integrados, S.A.	Spain	100
UTi Spain, S.L.	Spain	100
ET Logistics, S.L.	Spain	100
Vandeana de Comercio, S.L.	Spain	100
ET Logistics Repair, S.L.	Spain	100
ILEX Consulting, S.L.	Spain	100
Grupo SLI & Union, S.L.	Spain	100
UTI Pership (Pvt) Limited	Sri Lanka	51
UTi Logistics AB	Sweden	100
UTi Logistics (Switzerland) A.G.	Switzerland	100
UTi (Taiwan) Limited	Taiwan	100
UTi Holdings Co., Limited	Taiwan	100
Perfect Logistics Co., Ltd.	Taiwan	100
Trans Express Enterprise Co., Ltd.	Taiwan	100
McTrans International Inc.	Taiwan	100
UTi Worldwide Co., Limited	Thailand	100
UTi Tasimacilik Limited	Turkey	100
Transtec International Freight Services Limited	United Kingdom	100
UTi Worldwide (UK) Limited	United Kingdom	100
UTi (UK) Holdings Limited	United Kingdom	100
Sea Air Logistics Limited	United Kingdom	100
Zeracon Limited	United Kingdom	100
UTi Integrated Logistics Inc.	United States of America	100
UTi Brokerage, Inc.	United States of America	100
UTi Logistics, Inc.	United States of America	100
UTi, United States, Inc.	United States of America	100
UTi, (U.S.) Holdings, Inc.	United States of America	100
UTi Services Inc.	United States of America	100
SLI Tacisa, Inc.	United States of America	100
Vanguard Cargo Systems Inc.	United States of America	100
Concentrek, Inc.	United States of America	100
UTi Transport Solutions Inc.	United States of America	100
Market Industries, Ltd.	United States of America	100
Market Logistics Brokerage, Ltd.	United States of America	100
Market Logistics Services, Ltd.	United States of America	100
Market Transport, Ltd.	United States of America	100
Sammons Transportation, Inc.	United States of America	100
InTransit, Inc.	United States of America	100
Lakes States Trucking, Inc.	United States of America	100
Triple Express, Inc.	United States of America	100
United Express, Ltd.	United States of America	100
Span America Holding Company, Inc.	United States of America	100
Span America Inc.	United States of America	100
Span America Austin Inc.	United States of America	100

	Country of incorporation	% share holding
Span America Huntsville Inc.	United States of America	100
Span America Detroit Inc.	United States of America	100
Span America North Carolina Inc.	United States of America	100
Span America Kentucky Inc.	United States of America	100
UTi Uruguay SA.	Uruguay	100
UTi (Zambia) Limited	Zambia	100
Transtec Freight (Zimbabwe) (Pvt) Limited	Zimbabwe	100
Co-ordinated Investment Holdings (Pty) Limited and Co-ordinated Materials Handling (Pty) Ltd. in which the Company holds 50% investments, have been consolidated as the Company has the power to govern the financial and operating policies of these companies. Co-ordinated Materials Handling (Pty) Ltd. consolidates UTi CMH Sub Assembly (Pty) Ltd. in which it holds an investment of 75%. As a result, the Company also consolidates UTi CMH Sub Assembly (Pty) Ltd.

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